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                                                                    EXHIBIT 11.1

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                 NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                ----------------------------     -----------------
                                                 1993       1994       1995       1995       1996
                                                ------     ------     ------     ------     ------
                                                                                 (UNAUDITED)
Net income (loss).............................  $ (426)    $2,356     $7,908     $5,028     $2,613
                                                ======     ======     ======     ======     ======
Weighted average common shares outstanding....   1,144      1,153      1,225      1,184      1,420
Net effect of dilutive common share
  equivalents (stock options) using the
  treasury stock method.......................      --        446        564        583        366
Effect of assumed conversion of preferred
  shares......................................   8,329      8,329      8,329      8,329      8,329
Effect of assumed conversion of convertible
  debenture...................................      --         --         23         --         92
Adjustments to reflect requirements of the
  Securities and Exchange Commission (Effect
  of SAB 83)..................................     625        625        625        625        625
                                                ------     ------     ------     ------     ------
  Adjusted shares outstanding.................  10,098     10,553     10,766     10,721     10,832
                                                ======     ======     ======     ======     ======
Pro forma net income (loss) per share.........  $(0.04)    $ 0.22     $ 0.74     $ 0.47     $ 0.24
                                                ======     ======     ======     ======     ======
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